Exhibit 99.1

LinkedIn Announces Fourth Quarter and Full Year 2014 Results

MOUNTAIN VIEW, Calif., February 5, 2015 - LinkedIn Corporation (NYSE: LNKD), the world's largest professional network on the Internet, with more than 300 million members, reported its results for the fourth quarter and full year 2014. In addition, please see the transcript containing prepared remarks from the results call.

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Revenue for the fourth quarter was $643 million, an increase of 44% compared to $447 million in the fourth quarter of 2013. Revenue in 2014 was $2,219 million, an increase of 45% compared to $1,529 million in 2013.

•
Net income attributable to common stockholders for the fourth quarter was $3 million, compared to net income of $4 million for the fourth quarter of 2013. Non-GAAP net income for the fourth quarter was $77 million, compared to $48 million for the fourth quarter of 2013. Net loss attributable to common stockholders in 2014 was ($16) million, compared to net income of $27 million in 2013. Non-GAAP net income in 2014 was $254 million, compared to $192 million in 2013. Non-GAAP net income excludes tax affected non-cash items, such as stock-based compensation and amortization of acquired intangible assets. For additional information, see section “Non-GAAP Financial Measures."

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Adjusted EBITDA for the fourth quarter was $179 million, or 28% of revenue, compared to $111 million for the fourth quarter of 2013, or 25% of revenue. Adjusted EBITDA in 2014 was $592 million, or 27% of revenue, compared to $376 million in 2013, or 25% of revenue.

•
GAAP diluted EPS for the fourth quarter was $0.02, compared to GAAP diluted EPS of $0.03 for the fourth quarter 2013; non-GAAP diluted EPS for the fourth quarter was $0.61, compared to non-GAAP diluted EPS of $0.39 for the fourth quarter of 2013. GAAP diluted EPS in 2014 was ($0.13), compared to GAAP diluted EPS of $0.23 in 2013; non-GAAP diluted EPS in 2014 was $2.02, compared to non-GAAP diluted EPS of $1.61 in 2013.

“The fourth quarter capped another successful year for LinkedIn, which was marked by steady member growth and strong financial results,” said Jeff Weiner, CEO of LinkedIn. “We continued to make significant progress against a number of multi-year, strategic initiatives including mobile, jobs, content, and global expansion.”

Fourth Quarter Operating Summary

•
Talent Solutions: Revenue from Talent Solutions products totaled $369 million, an increase of 41% compared to the fourth quarter of 2013. Talent Solutions revenue represented 57% of total revenue in the fourth quarter of 2014, compared to 58% of total revenue in the fourth quarter of 2013.

•
Marketing Solutions: Revenue from Marketing Solutions products totaled $153 million, an increase of 56% compared to the fourth quarter of 2013. Marketing Solutions revenue represented 24% of total revenue in the fourth quarter of 2014, compared to 22% of total revenue in the fourth quarter of 2013.

•	Premium Subscriptions: Revenue from Premium Subscriptions products totaled $121 million, an increase of 38% compared to the fourth quarter of 2013. Premium Subscriptions represented

19% of total revenue in the fourth quarter of 2014, compared to 20% of total revenue in the fourth quarter of 2013.

Revenue from the U.S. totaled $388 million, and represented 60% of total revenue in the fourth quarter of 2014. Revenue from international markets totaled $255 million, and represented 40% of total revenue in the fourth quarter of 2014.

Revenue from the field sales channel totaled $414 million, and represented 64% of total revenue in the fourth quarter of 2014. Revenue from the online channel totaled $230 million, and represented 36% of total revenue in the fourth quarter of 2014.

2014 Highlights and Strategic Announcements

Throughout 2014, LinkedIn:

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Increased the scale and relevance of job listings through the acquisition of Bright. LinkedIn now has 3 million active job listings on the platform, an approximate 10x increase versus last year. As we continue to add jobs on LinkedIn, we grow closer to realizing our vision of having every job in the world on LinkedIn.

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Expanded the professional publishing platform by introducing long-form posting to more than 230 million English-speaking members. Members are increasingly creating content on LinkedIn, and we recently surpassed one million total long-form posts and 50,000 posts per week. Through the publishing platform, Pulse, and SlideShare, we seek to make the world’s professional knowledge available on LinkedIn.

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Broadened its global reach, with nearly 70% of total members coming from non-U.S. geographies. In February, we launched a localized version of LinkedIn in Simplified Chinese & Traditional Chinese. Since launch, LinkedIn has nearly doubled its Chinese member base from 4 million to more than 8 million. More recently, LinkedIn’s application for an ICP license in China for the local Chinese LinkedIn site was approved, better enabling us to connect the world’s professionals.

“The fourth quarter underscored a strong 2014 for LinkedIn, as we demonstrated growing organic engagement and solid performance across our three, diverse product lines.” said Steve Sordello, CFO of LinkedIn. “Entering 2015, we plan to continue investing in our long-term roadmap to further pursue our vision to build the world’s first economic graph.”

Business Outlook

LinkedIn is providing guidance for the first quarter and full year of 2015:

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Q1 2015 Guidance: Revenue is expected to range between $618 million and $622 million. Adjusted EBITDA is expected to range between $152 million and $154 million. Non-GAAP EPS is expected to be approximately $0.53. The company expects depreciation of approximately $61 million, amortization of approximately $12 million, stock-based compensation of approximately $103 million, and 128 million fully-diluted weighted shares.

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Full Year 2015 Guidance: Revenue is expected to range between $2.93 billion and $2.95 billion. Adjusted EBITDA is expected to be approximately $785 million. Non-GAAP EPS is expected to be approximately $2.95. The company expects depreciation of approximately $270 million, amortization of approximately $45 million, stock-based compensation of approximately $460 million, and approximately 130 million fully-diluted weighted shares.

Quarterly Results Webcast and Conference Call

LinkedIn will host a webcast and conference call to discuss its fourth quarter 2014 financial results and business outlook today at 2:00 p.m. Pacific Time. Jeff Weiner and Steve Sordello will host the webcast, which can be viewed on the investor relations section of the LinkedIn website at http://investors.linkedin.com/. This call will contain forward-looking statements and other material information regarding the company's financial and operating results. Following completion of the call, a recorded replay of the webcast will be available on the website.

Upcoming Events

Management will participate in upcoming financial Q&A discussions at industry events on February 10th, 24th and March 2nd, and 10th of 2015. LinkedIn will furnish a link to these events on its investor relations website, http://investors.linkedin.com/ for both the live and archived webcasts.

About LinkedIn

LinkedIn connects the world’s professionals to make them more productive and successful and transforms the ways companies hire, market and sell. Our vision is to create economic opportunity for every member of the global workforce through the ongoing development of the world’s first Economic Graph. LinkedIn has more than 300 million members and has offices around the world.

Non-GAAP Financial Measures
To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, the company uses the following non-GAAP financial measures: adjusted EBITDA, non-GAAP net income, and non-GAAP diluted EPS (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

The company excludes the following items from one or more of its non-GAAP measures:

Stock-based compensation. The company excludes stock-based compensation because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. The company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements and facilitates comparisons to peer operating results.

Non-cash interest expense related to convertible senior notes. In November 2014, the company issued $1,323 million aggregate principal amount of 0.50% convertible senior notes. In accordance with GAAP, the company separately accounted for the value of the conversion feature as a debt discount, which is amortized in a manner that reflects the company’s non-convertible debt borrowing rate. Accordingly, the company recognizes imputed interest expense on its convertible senior notes of approximately 4.7% in its statement of operations. The company excludes the difference between the imputed interest expense and coupon interest expense, net of any capitalized interest, because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peer operating results.

Amortization of acquired intangible assets. The company excludes amortization of acquired intangible assets because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peer operating results.

Accretion of redeemable noncontrolling interest. The accretion of redeemable noncontrolling interest represents the accretion of the company's redeemable noncontrolling interest to its redemption value. The company excludes the accretion because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operating performance. In addition, excluding this item from the non-GAAP financial measures facilitates comparisons to historical operating results and comparisons to peer operating results.

Income tax effects and adjustments. The company adjusts non-GAAP net income by considering the income tax effects of excluding stock-based compensation and the amortization of acquired intangible assets. Beginning in the first quarter of 2014, the company has implemented a static non-GAAP tax rate for evaluating its operating performance as well as for planning and forecasting purposes. This projected 10-year weighted average non-GAAP tax rate eliminates the effects of non-recurring and period specific items, which can vary in size and frequency and does not necessarily reflect the company's long-term operations. Historically, the company computed a non-GAAP tax rate based on non-GAAP pre-tax income on a quarterly basis. Based on the company's current forecast, a tax rate of 25% will be applied to its non-GAAP financial results beginning in the first quarter of 2015. This rate will be adjusted annually, if necessary. The company believes that adjusting for these income tax effects and adjustments provides additional transparency to the overall or “after tax” effects of excluding these items from its non-GAAP net income.

Dilutive shares under the treasury stock method. During periods with a net loss, the company excluded certain potential common shares from its GAAP diluted shares because their effect would have been anti-dilutive. On a non-GAAP basis, these shares would have been dilutive. As a result, the company has included the impact of these shares in the calculation of its non-GAAP diluted net income per share under the treasury stock method.

For more information on the non-GAAP financial measures, please see the “Trended Reconciliation of GAAP to Non-GAAP Financial Measures” table in this press release. This accompanying table has more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures. Additionally, the company has not reconciled adjusted EBITDA or non-GAAP EPS guidance to net income (loss) or GAAP EPS guidance because it does not provide guidance for either other income (expense), net, or GAAP provision for income taxes, which are reconciling items between net income (loss) and adjusted EBITDA and non-GAAP EPS. As items that impact net income (loss) are out of the company's control and/or cannot be reasonably predicted, the company is unable to provide such guidance. Accordingly, a reconciliation to net income (loss) is not available without unreasonable effort.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release and the accompanying conference call contain forward-looking statements about our products, including our investments in products, technology and other key strategic areas, certain non-financial metrics, such as customer and member growth and engagement, and our expected financial metrics such as revenue, adjusted EBITDA, non-GAAP EPS, depreciation and amortization, stock-based compensation and fully-diluted weighted shares for the first quarter of 2015 and the full fiscal year 2015. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes.

The risks and uncertainties referred to above include - but are not limited to - risks associated with: our limited operating history in a new and unproven market; engagement of our members; the price volatility of our Class A common stock; general economic conditions; expectations regarding the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features; security measures and the risk that they may not be sufficient to secure our member data adequately or that we are subject to attacks that degrade or deny the ability of members to access our solutions; expectations regarding our ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that our solutions are accessible at all times with short or no perceptible load times; our ability to maintain our rate of revenue growth and manage our expenses and investment plans; our ability to accurately track our key metrics internally; members and customers curtailing or ceasing to use our solutions; our core value of putting members first, which may conflict with the short-term interests of the business; privacy and changes in regulations, which could impact our ability to serve our members or curtail our monetization efforts; litigation and regulatory issues; increasing competition; our ability to manage our growth; our international operations; our ability to recruit and retain our employees; the application of U.S. and international tax laws on our tax structure and any changes to such tax laws; acquisitions we have made or may make in the future; and the dual class structure of our Class A common stock.

Further information on these and other factors that could affect the company’s financial results is included in filings it makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2013, as well as the company's most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, and additional information will also be set forth in our Form 10-K that will be filed for the year ended December 31, 2014, which should be read in conjunction with these financial results. These documents are or will be available on the SEC Filings section of the Investor Relations page of the company's website at http://investors.linkedin.com/. All information provided in this release and in the attachments is as of February 5, 2015, and LinkedIn undertakes no duty to update this information.

LINKEDIN CORPORATION
TRENDED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$803,089	$508,850	$645,092	$526,837	$460,887
Marketable securities	1,526,212	1,797,373	1,721,847	1,736,958	2,982,422
Accounts receivable	302,168	328,661	347,152	344,773	449,048
Deferred commissions	47,496	46,575	45,941	40,810	66,561
Prepaid expenses	32,114	47,513	49,503	55,571	52,978
Other current assets	44,391	50,933	61,042	79,795	110,204
Total current assets	2,755,470	2,779,905	2,870,577	2,784,744	4,122,100
Property and equipment, net	361,741	406,543	476,058	557,017	740,909
Goodwill	150,871	228,893	228,943	356,369	356,718
Intangible assets, net	43,046	101,597	99,175	140,802	131,275
Other assets	41,665	44,931	46,133	67,080	76,255
TOTAL ASSETS	$3,352,793	$3,561,869	$3,720,886	$3,906,012	$5,427,257

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$66,744	$79,711	$90,728	$106,658	$100,297
Accrued liabilities	183,004	142,141	164,051	188,983	260,189
Deferred revenue	392,243	479,576	481,450	463,576	522,299
Total current liabilities	641,991	701,428	736,229	759,217	882,785
CONVERTIBLE SENIOR NOTES, NET	—	—	—	—	1,081,553
DEFERRED TAX LIABILITIES	14,879	23,900	24,088	41,327	—
OTHER LONG TERM LIABILITIES	61,529	70,226	80,298	105,043	132,100
Total liabilities	718,399	795,554	840,615	905,587	2,096,438
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTEREST	5,000	5,126	5,226	5,327	5,427
STOCKHOLDERS’ EQUITY:
Class A and Class B common stock	12	12	12	12	13
Additional paid-in capital	2,573,449	2,718,321	2,833,030	2,957,524	3,285,705
Accumulated other comprehensive income (loss)	314	682	863	685	(198)
Accumulated earnings	55,619	42,174	41,140	36,877	39,872
Total stockholders’ equity	2,629,394	2,761,189	2,875,045	2,995,098	3,325,392
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY	$3,352,793	$3,561,869	$3,720,886	$3,906,012	$5,427,257

LINKEDIN CORPORATION
TRENDED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended					Year Ended
	Dec 31, 2013	Mar 31, 2014	Jun 30, 2014	Sep 30, 2014	Dec 31, 2014	Dec 31, 2013	Dec 31, 2014

Net revenue	$447,219	$473,193	$533,877	$568,265	$643,432	$1,528,545	$2,218,767
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	57,865	62,455	69,536	74,904	86,902	202,908	293,797
Sales and marketing	157,235	166,522	184,494	199,168	224,227	522,100	774,411
Product development	113,140	120,622	128,731	136,542	150,289	395,643	536,184
General and administrative	64,790	74,618	80,688	89,266	96,722	225,566	341,294
Depreciation and amortization	42,750	49,740	56,306	59,782	71,118	134,516	236,946
Total costs and expenses	435,780	473,957	519,755	559,662	629,258	1,480,733	2,182,632
Income (loss) from operations	11,439	(764)	14,122	8,603	14,174	47,812	36,135
Other income (expense), net	1,820	1,026	1,197	152	(7,305)	1,416	(4,930)
Income before income taxes	13,259	262	15,319	8,755	6,869	49,228	31,205
Provision for income taxes	9,477	13,581	16,253	12,917	3,774	22,459	46,525
Net income (loss)	3,782	(13,319)	(934)	(4,162)	3,095	26,769	(15,320)
Accretion of redeemable noncontrolling interest	—	(126)	(100)	(101)	(100)	—	(427)
Net income (loss) attributable to common stockholders	$3,782	$(13,445)	$(1,034)	$(4,263)	$2,995	$26,769	$(15,747)
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	$0.03	$(0.11)	$(0.01)	$(0.03)	$0.02	$0.24	$(0.13)
Diluted	$0.03	$(0.11)	$(0.01)	$(0.03)	$0.02	$0.23	$(0.13)
Net income (loss) per share attributable to common stockholders:
Basic	119,849	120,967	122,170	123,427	124,590	113,643	122,800
Diluted	124,438	120,967	122,170	123,427	127,338	118,944	122,800

LINKEDIN CORPORATION
TRENDED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended					Year Ended
	Dec 31, 2013	Mar 31, 2014	Jun 30, 2014	Sep 30, 2014	Dec 31, 2014	Dec 31, 2013	Dec 31, 2014

OPERATING ACTIVITIES:
Net income (loss)	$3,782	$(13,319)	$(934)	$(4,162)	$3,095	$26,769	$(15,320)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	42,750	49,740	56,306	59,782	71,118	134,516	236,946
Provision for doubtful accounts and sales returns	1,254	1,207	4,118	3,805	2,216	4,775	11,346
Amortization of investment premiums, net	2,356	2,774	3,073	3,457	4,309	8,268	13,613
Amortization of debt discount and transaction costs	—	—	—	—	5,916	—	5,916
Stock-based compensation	57,177	67,769	74,828	82,910	93,626	193,915	319,133
Excess income tax benefit from stock-based compensation	(16,008)	(15,982)	(18,639)	(13,114)	(51,512)	(43,755)	(99,247)
Changes in operating assets and liabilities:
Accounts receivable	(94,627)	(26,764)	(23,462)	15,657	(103,002)	(102,618)	(137,571)
Deferred commissions	(20,028)	1,116	712	4,836	(29,073)	(18,249)	(22,409)
Prepaid expenses and other assets	570	(14,516)	(7,528)	(15,605)	(4,383)	(19,481)	(42,032)
Accounts payable and other liabilities	44,307	(18,428)	24,726	54,017	89,656	114,713	149,971
Income taxes, net	4,377	7,928	13,362	8,248	(10,258)	3,120	19,280
Deferred revenue	56,543	87,333	1,874	(18,605)	58,723	134,500	129,325
Net cash provided by operating activities	82,453	128,858	128,436	181,226	130,431	436,473	568,951

INVESTING ACTIVITIES:
Purchases of property and equipment	(57,394)	(88,871)	(96,430)	(120,721)	(241,611)	(278,019)	(547,633)
Purchases of investments	(851,312)	(737,739)	(649,803)	(501,074)	(1,542,950)	(1,493,754)	(3,431,566)
Sales of investments	68,547	72,239	117,359	53,511	50,924	179,904	294,033
Maturities of investments	129,646	393,044	604,231	429,641	238,283	258,425	1,665,199
Payments for intangible assets and acquisitions, net of cash acquired	(3,894)	(85,061)	(4,800)	(160,894)	(2,783)	(19,197)	(253,538)
Changes in deposits and restricted cash	(6)	(1,404)	(3,357)	(20,504)	5,499	(4,904)	(19,766)
Net cash used in investing activities	(714,413)	(447,792)	(32,800)	(320,041)	(1,492,638)	(1,357,545)	(2,293,271)

FINANCING ACTIVITIES:
Net cash provided by financing activities (1)	38,596	24,122	39,753	24,864	1,299,746	1,454,219	1,388,485

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	161	573	853	(4,304)	(3,489)	(466)	(6,367)
CHANGE IN CASH AND CASH EQUIVALENTS	(593,203)	(294,239)	136,242	(118,255)	(65,950)	532,681	(342,202)
CASH AND CASH EQUIVALENTS—Beginning of period	1,396,292	803,089	508,850	645,092	526,837	270,408	803,089
CASH AND CASH EQUIVALENTS—End of period	$803,089	$508,850	$645,092	$526,837	$460,887	$803,089	$460,887
______________
(1) In the fourth quarter of 2014, we received net proceeds from our convertible senior notes offering, after deducting initial purchasers' discount and debt issuance costs, of approximately $1,305.4 million. Concurrently with the issuance of the notes, we used approximately $248.0 million of the net proceeds of the offering of the notes to pay the cost of convertible note hedge transactions, which was offset by $167.3 million in proceeds from warrants we sold. In the third quarter of 2013, we received of $1,348.1 million in net proceeds from our follow-on offering, net of underwriting discounts and commissions and other costs. With the exception of the notes issuance and the follow-on offering, our financing activities consist primarily of the excess tax benefit from stock-based compensation and the net proceeds from the issuance of common stock from employee stock option exercises and our employee stock purchase plan.

LINKEDIN CORPORATION
TRENDED SUPPLEMENTAL REVENUE INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended					Year Ended
	Dec 31, 2013	Mar 31, 2014	Jun 30, 2014	Sep 30, 2014	Dec 31, 2014	Dec 31, 2013	Dec 31, 2014

Revenue by product:
Talent Solutions	$261,359	$291,594	$322,227	$344,568	$369,348	$910,257	$1,327,737
Marketing Solutions	97,732	86,064	106,476	109,231	152,729	311,777	454,500
Premium Subscriptions	88,128	95,535	105,174	114,466	121,355	306,511	436,530
Total	$447,219	$473,193	$533,877	$568,265	$643,432	$1,528,545	$2,218,767

Revenue by geographic region:
United States	$271,140	$284,878	$317,774	$343,132	$388,194	$942,122	$1,333,978
International
Other Americas (1)	31,612	31,904	35,527	36,538	39,238	109,672	143,207
EMEA (2)	108,309	117,871	134,930	139,702	162,064	358,244	554,567
APAC (3)	36,158	38,540	45,646	48,893	53,936	118,507	187,015
Total International revenue	176,079	188,315	216,103	225,133	255,238	586,423	884,789

Total revenue	$447,219	$473,193	$533,877	$568,265	$643,432	$1,528,545	$2,218,767

Revenue by geography, by product:
United States
Talent Solutions	$164,207	$180,403	$197,852	$208,635	$222,670	$582,928	$809,560
Marketing Solutions	55,269	49,038	59,383	68,767	94,991	179,983	272,179
Premium Subscriptions	51,664	55,437	60,539	65,730	70,533	179,211	252,239
Total United States revenue	$271,140	$284,878	$317,774	$343,132	$388,194	$942,122	$1,333,978
International
Talent Solutions	97,152	111,191	124,375	135,933	146,678	327,329	518,177
Marketing Solutions	42,463	37,026	47,093	40,464	57,738	131,794	182,321
Premium Subscriptions	36,464	40,098	44,635	48,736	50,822	127,300	184,291
Total International revenue	$176,079	$188,315	$216,103	$225,133	$255,238	$586,423	$884,789

Total revenue	$447,219	$473,193	$533,877	$568,265	$643,432	$1,528,545	$2,218,767

Revenue by channel:
Field sales	$270,672	$275,262	$318,984	$341,691	$413,867	$891,458	$1,349,804
Online sales	176,547	197,931	214,893	226,574	229,565	637,087	868,963
Total	$447,219	$473,193	$533,877	$568,265	$643,432	$1,528,545	$2,218,767
______________
(1) Canada, Latin America and South America
(2) Europe, the Middle East and Africa (“EMEA”)
(3) Asia-Pacific (“APAC”)

LINKEDIN CORPORATION
TRENDED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended					Year Ended
	Dec 31, 2013	Mar 31, 2014	Jun 30, 2014	Sep 30, 2014	Dec 31, 2014	Dec 31, 2013	Dec 31, 2014

Non-GAAP net income and net income per share:
GAAP net income (loss) attributable to common stockholders	$3,782	$(13,445)	$(1,034)	$(4,263)	$2,995	$26,769	$(15,747)
Add back: stock-based compensation	57,177	67,769	74,828	82,910	93,626	193,915	319,133
Add back: non-cash interest expense related to convertible senior notes	—	—	—	—	5,916	—	5,916
Add back: amortization of intangible assets	4,056	4,813	7,224	9,986	12,612	16,406	34,635
Add back: accretion of redeemable noncontrolling interest	—	126	100	101	100	—	427
Income tax effects and adjustments (1)	(16,776)	(11,914)	(17,827)	(22,661)	(37,884)	(45,198)	(90,286)
NON-GAAP NET INCOME	$48,239	$47,349	$63,291	$66,073	$77,365	$191,892	$254,078

GAAP diluted shares	124,438	120,967	122,170	123,427	127,338	118,944	122,800
Add back: dilutive shares under the treasury stock method	—	3,884	3,087	3,046	—	—	3,192
NON-GAAP DILUTED SHARES	124,438	124,851	125,257	126,473	127,338	118,944	125,992

NON-GAAP DILUTED NET INCOME PER SHARE	$0.39	$0.38	$0.51	$0.52	$0.61	$1.61	$2.02

Adjusted EBITDA:
Net income (loss)	$3,782	$(13,319)	$(934)	$(4,162)	$3,095	$26,769	$(15,320)
Provision for income taxes	9,477	13,581	16,253	12,917	3,774	22,459	46,525
Other (income) expense, net	(1,820)	(1,026)	(1,197)	(152)	7,305	(1,416)	4,930
Depreciation and amortization	42,750	49,740	56,306	59,782	71,118	134,516	236,946
Stock-based compensation	57,177	67,769	74,828	82,910	93,626	193,915	319,133
ADJUSTED EBITDA	$111,366	$116,745	$145,256	$151,295	$178,918	$376,243	$592,214
______________
(1) Excludes accretion of redeemable noncontrolling interest